Exhibit 99.2

COMDATA INC.

Unaudited Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

Comdata Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Dollars in millions)

(unaudited)

	Nine months ended September 30,
	2014	2013
Revenue:
Service revenue	$354.1	$323.4
Product revenue	103.8	113.0

Total revenue, net	457.9	436.4
Costs and expenses:
Cost of services	33.1	33.4
Cost of goods sold	63.6	69.7
Customer support	32.2	28.1
Technology and development	34.0	31.1
Selling, general, and administrative	93.4	82.6
Other operating (income) expense	(5.5)	8.4
Depreciation and amortization	52.2	48.8

Total costs and expenses	303.0	302.1

Operating income	154.9	134.3
Other expense	(0.2)	(0.2)
Interest expense, net	(164.0)	(163.2)

Loss from continuing operations before income taxes	(9.3)	(29.1)
Income tax expense (benefit)	0.2	(10.2)

Loss from continuing operations	(9.5)	(18.9)
Income from discontinued operations, net of income tax expense of $0.3, and $0.4, respectively	0.5	0.6

Net loss	(9.0)	(18.3)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(1.0)	(0.2)

Comprehensive loss	$(10.0)	$(18.5)

See notes to accompanying condensed consolidated financial statements.

Comdata Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$116.3	$140.1
Accounts receivable, net of allowance for doubtful accounts of $9.1 and $8.3, respectively	684.2	539.6
Restricted cash	100.0	—
Prepaid expenses and other current assets	22.7	23.0
Deferred tax assets	37.4	32.8

Total current assets before customer funds	960.6	735.5
Customer funds	83.3	78.8

Total current assets	1,043.9	814.3
Property and equipment, net	11.4	10.6
Goodwill	1,457.5	1,457.5
Intangible assets, net	342.9	383.8
Deferred financing costs	6.9	14.9
Other assets	20.2	16.7

Total assets	$2,882.8	$2,697.8

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term and current portion of long-term debt	$130.0	$41.2
Accounts payable	38.6	33.3
Drafts and settlements payable	303.4	265.3
Customer advance payments	192.3	152.4
Deferred revenue	27.0	32.5
Other accrued expenses	221.1	205.5

Total current liabilities before customer funds obligations	912.4	730.2
Customer funds obligations	83.3	78.8

Total current liabilities	995.7	809.0
Long-term debt, less current portion	2,235.3	2,231.1
Deferred tax liabilities	74.4	70.5
Other liabilities	8.0	9.0

Total liabilities	3,313.4	3,119.6

Stockholder’s deficit
Preferred stock, $0.01 par, 70,000,000 shares authorized, 58,244,308 shares issued and outstanding	0.6	0.6
Common stock, $0.01 par, 200,000,000 shares authorized, 129,849,690 shares issued and outstanding	1.3	1.3
Parent company deficit	(426.9)	(419.1)
Accumulated other comprehensive loss	(5.6)	(4.6)

Total stockholder’s deficit	(430.6)	(421.8)

Total liabilities and stockholder’s deficit	$2,882.8	$2,697.8

See notes to accompanying condensed consolidated financial statements.

Comdata Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(unaudited)

	Nine months ended September 30,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(9.0)	$(18.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	52.2	48.8
Provision for doubtful accounts	4.0	3.3
Deferred income tax benefit	(0.3)	(10.6)
Stock-based compensation	1.2	0.9
Non-cash interest expense	19.9	6.9
Gain on the sale of businesses	(0.8)	(0.9)
Change in Restricted cash	(100.0)	—
Changes in operating assets and liabilities:
Accounts receivable	(148.6)	(87.4)
Prepaid expenses and other current assets	0.3	10.1
Accounts payable and other accrued expenses	21.0	3.1
Drafts and settlements payable	38.1	111.6
Customer advance payments	39.9	(43.4)
Deferred revenue	(5.5)	(29.9)
Other	(1.9)	(5.6)

Net cash used for operating activities	(89.5)	(11.4)

Cash Flows from Investing Activities:
Purchases of property and equipment	(5.4)	(5.3)
Additions to other assets	(10.8)	(9.0)
Proceeds from sale of businesses	0.8	0.9
Increase in customer funds	(4.5)	(5.3)

Net cash used for investing activities	(19.9)	(18.7)

Cash Flows from Financing Activities:
Net borrowings on short-term debt	110.0	—
Increase in customer funds obligations	4.5	5.3
Debt issuance costs	(6.9)	—
Proceeds from debt issuance	1,528.0	—
Repayments of long-term debt	(1,550.0)	(1.5)
Net cash distribution to parent	—	46.1

Net cash provided by financing activities	85.6	49.9

Net (decreases) increase in cash and cash equivalents	(23.8)	19.8
Cash and cash equivalents, beginning of period	140.1	86.7

Cash and cash equivalents, end of period	$116.3	$106.5

See notes to accompanying condensed consolidated financial statements.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

1.	Description of Business and Basis of Presentation

Description of Business

Comdata Inc. (“Comdata” or “Company”) provides virtual and card-based credit, debit, and stored value solutions. The Company issues and processes proprietary and MasterCard credit and debit payments, including fleet and corporate spend cards, corporate ePayable products, employee payroll cards, healthcare payments and stored value cards and services, including gift, loyalty, and corporate incentive cards.

Separation Transactions

On October 1, 2013, Ceridian Corporation, the predecessor of Ceridian LLC, and the other entities that directly or indirectly owned or were owned by Ceridian Corporation entered into a series of transactions (“Separation Transactions”) to separate Ceridian’s payment systems business unit, comprising Comdata Network, Inc. and Ceridian Stored Value Solutions, Inc., from Ceridian’s human capital management business unit, Ceridian HCM Holding Inc. (“HCM Holding”). Ceridian’s payment systems business unit was ultimately merged into Comdata as a result of these transactions. Unless the context requires otherwise, references to the Company and Comdata also refer to the entities that conducted Ceridian’s payment systems business unit prior to the Separation Transactions. In connection with the Separation Transactions, Comdata assumed a net amount of $2,270.0 of the $3,470.1 total long-term indebtedness of Ceridian LLC as of October 1, 2013. The Company continues to serve as a guarantor on the remaining $1,200.1 of Ceridian LLC indebtedness.

Effective October 1, 2013, Ceridian Corporation converted from a corporation to a limited liability company and changed its name to Ceridian LLC. The ultimate parent holding company of Ceridian LLC is the newly formed Ceridian Holding LLC. Ceridian Holding LLC is the 100% owner of Foundation Holding LLC, which in turn is the 100% owner of Ceridian LLC (collectively “Ceridian”). Comdata was a wholly owned subsidiary of its parent company, Ceridian LLC. Prior to the Separation Transactions, Ceridian obtained a private letter ruling from the Internal Revenue Service substantially to the effect that, among other things, the distribution of HCM Holding’s stock by Comdata in the Separation Transactions qualified as tax-free under Sections 368 and 355 of the Internal Revenue Code of 1986, as amended (the “Code”).

The owners of Ceridian Holding LLC include (i) affiliates of Thomas H. Lee Partners, L.P. (“THL Partners”) and Fidelity National Financial, Inc. (“FNF”) (together, the “Sponsors”), who currently own approximately 96% of the outstanding shares of Ceridian Holding LLC and (ii) their co-investors, including certain members of management, which collective group of co-investors own approximately 4% of the outstanding shares. The Sponsors initially acquired their indirect ownership interest in the Company on November 9, 2007 when the Sponsors and their co-investors completed the acquisition of all the outstanding equity of Ceridian Corporation (the “2007 Merger”).

There was no change in ownership control by the Sponsors and other stockholders of Ceridian as a result of the Separation Transactions, and accordingly, the payment systems business unit’s separation from HCM Holding was not accounted for as a business combination.

On November 14, 2014, effective as of the close of business on November 13, 2014, Comdata was acquired by Fleetcor Technologies, Inc. (FleetCor). See Note 15 for a discussion of this transaction.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

pursuant to such rules and regulations. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes as of the years ended December 31, 2013 and December 31, 2012 and for each of the years in the three-year period ended December 31, 2013.

In the opinion of management, such unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations for the year ending December 31, 2014.

2.	Summary of Significant Accounting and Reporting Policies

Principles of Consolidation

For periods subsequent to October 1, 2013, the accompanying condensed consolidated financial statements include the operations and accounts of the Company and all subsidiaries, as well as any variable interest entities (“VIE”) in which it has controlling financial interest. All intercompany balances and transactions have been eliminated upon consolidation. For periods prior to October 1, 2013, the accompanying condensed consolidated financial statements were prepared using a carve-out methodology of the payment systems business unit.

Comdata consolidates the grantor trusts that hold funds provided by certain customers using the Company’s payroll card and healthcare products. Under consolidation accounting, the enterprise with a controlling financial interest consolidates a VIE. A controlling financial interest in an entity is determined through analysis that identifies the primary beneficiary, which has (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. In addition, ongoing reassessments must be performed to confirm whether an enterprise is the primary beneficiary of a VIE. The grantor trusts are VIE’s and the Company is deemed to have a controlling financial interest as the primary beneficiary.

Assignment of Fair Values of Goodwill and Other Intangible Assets

In conjunction with the 2007 Merger, affiliates of the Sponsors completed the acquisition of all outstanding equity of Ceridian. Although Ceridian continued as the same legal entity after the 2007 Merger, the application of push down accounting representing the termination of the old accounting entity and the creation of a new one resulted in the adjustment of all net assets to their respective fair values as of the 2007 Merger. Net assets of Comdata, were adjusted to their respective fair values, which included goodwill, trademarks, customer lists, and other intangible assets. In addition, there was no change in ownership control by the Sponsors and other shareholders of Ceridian and its ownership structure of the Company as a result of the Separation Transactions, and accordingly, Comdata’s separation from Ceridian was not accounted for as a business combination. As such, the goodwill and intangibles from the 2007 Merger remain after the Separation Transactions. On October 1, 2013, the Company allocated the legacy goodwill of Comdata between its two reporting units based on the relative fair value of these units.

In the event of a business combination where Comdata is the acquiring party, the Company is required to assign fair values to all identifiable assets and liabilities acquired, including intangible assets such as customer lists, identifiable intangible trademarks, technology, and covenants not to compete. The Company is also required to determine the useful life for amortizable identifiable intangible assets acquired. These determinations require significant judgments, estimates, and assumptions. The remainder of the purchase cost of the acquired business not assigned to identifiable assets or liabilities is then recorded as goodwill.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

In 2013, the Company agreed to make a one-time cash payment of $100.0 as a part of a $130.0 global settlement with the defendants in the ongoing truck stop litigation, and to provide certain prospective relief with respect to provisions in its merchant agreements. During the first quarter of 2014, the Company signed a definitive settlement agreement, which was preliminary approved by the court and deposited the $100.0 settlement payment into escrow. The payment was funded through the use of available capacity on the accounts receivable facility. See additional disclosure in Note 8, “Commitments and Contingencies.”

Income Taxes

Prior to October 1, 2013, results of operations have historically been included in the consolidated federal income tax returns of Ceridian and the state income tax returns filed with the various states. The Company maintained a tax-sharing arrangement with Ceridian whereby they calculated and paid their U.S. corporate income taxes as if they were a stand-alone entity. The Company based its provision or benefit for income taxes on income recognized for financial statement purposes, which included effects of temporary differences between financial statement income and income recognized for tax return purposes.

The income tax amounts reflected in the accompanying condensed consolidated financial statements have been allocated based on income directly attributable to the Company. The Company believes the assumptions underlying the allocation of income taxes are reasonable. However, the amounts allocated for income taxes in the accompanying condensed consolidated financial statements are not necessarily indicative of the amount of income taxes that would have been recorded had the Company been operated as a separate, stand-alone entity.

Income taxes have been provided for using the liability method. The liability method requires an asset- and liability-based approach in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and the tax basis of assets and liabilities and the expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the condensed consolidated financial statements in the period of enactment.

The Company classifies interest and penalties related to income taxes as a component of income tax provision.

As a result of the Separation Transactions, the Company and HCM Holdings is required to file separate federal and state income tax returns. The income tax provision for all periods beginning after October 1, 2013 is and will be based on the Company as an actual stand-alone entity.

As part of the Separation Transactions, Comdata and HCM Holding entered into the Tax Matters Agreement (“TMA”) to address their rights, responsibilities, and obligations with respect to tax liabilities and tax refunds and cooperation in the filing of tax returns and to provide for certain other tax matters between the parties in connection with the Separation Transactions. The TMA also sets forth certain covenants and indemnities relating to the preservation of the tax-free status of the Separation Transactions and distribution.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Boards (FASB) issued Accounting Standards Update (ASU) No. 2013-11, Income Taxes: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, which requires that an unrecognized tax benefit should be presented in the financial statements as a reduction of a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward when settlement in this manner is available under the law. This guidance is effective for fiscal years and interim periods beginning after December 15, 2013 and will be applied on a prospective basis to all unrecognized tax benefits that exist at the effective date. The Company adopted the new requirements in the first quarter of 2014. The adoption of this update did not have a material impact on the Company’s consolidated financial condition.

In May 2014, the FASB issued Accounting Standards Codification (ASC) 606, “Revenue from Contracts with Customers”, which amends the guidance in former ASC 605, Revenue Recognition. This ASU is effective for the Company for fiscal years ending after December 15, 2016 and interim periods, with early adoption not permitted. The Company is currently evaluating the impact of the provisions of ASC 606.

3.	Intangible Assets

As of September 30, 2014 and December 31, 2013, the Company’s intangible assets consisted of the following:

	September 30, 2014	December 31, 2013
Technology	$173.4	$173.4
Customer lists	444.0	444.0
Trademarks	100.0	100.0

	717.4	717.4

Less accumulated amortization on:
Technology	166.5	148.2
Customer lists	208.0	185.4

	374.5	333.6

Intangible assets, net	$342.9	$383.8

Amortization expense related to definite-lived intangible assets was $40.9 and $40.3 for the nine months ended September 30, 2014 and 2013, respectively. Estimated amortization expense for the next five years is as follows: $9.7 for October 1, 2014 to December 31, 2014; $30.9 in 2015; $30.9 in 2016; $30.9 in 2017; and $30.9 in 2018.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

4.	Debt

	September 30,	December 31,
	2014	2013
Term Debt, interest rate of 4.2% at September 30, 2014 and 4.4% at December 31, 2013	$673.0	$694.1
Senior Secured Notes, interest rate of 8 7⁄8% at September 30, 2014 and December 31, 2013	720.0	720.0
Senior Notes, interest rate of 11 1⁄4% on $765.0 and 12 1⁄4% on $90.9 at December 31, 2013	—	855.9
Senior Notes, interest rate of 8.125% at September 30, 2014	855.0	—
Accounts receivable facility, interest rate of 2.2% at September 30, 2014 and 2.0% at December 31, 2013	130.0	20.0
Revolving credit facility	—	—

Total debt	2,378.0	2,290.0
Less unamortized discount on senior notes	12.7	17.7
Less short-term and current portion of long-term debt	130.0	41.2

Long-term debt, less current portions	$2,235.3	$2,231.1

As of September 30, 2014, Ceridian was in compliance with the covenants contained in documents related to their indebtedness.

On August 6, 2014, Ceridian LLC completed a transaction to replace its existing $1,374.7 Term Debt with two new Term Debt tranches. Comdata Inc. and Ceridian LLC are the coborrowers of the Term Debt B-1 tranche of $673.0, which bears an interest rate of LIBOR plus 4.00%. This tranche benefits from the same credit support as the previously existing Term Debt (both Comdata Inc. and Ceridian HCM Holding). Ceridian HCM Holding and Ceridian LLC are the coborrowers of the Term Debt B-2 tranche of $702.0, which bears an interest rate of LIBOR plus 3.50%, subject to a 1.00% LIBOR floor. This tranche initially benefits from the same credit support as the existing Term Debt (both Comdata Inc. and Ceridian HCM Holding). The Term Debt B-2 tranche is able to be transitioned to a stand-alone obligation of Ceridian HCM Holding and its subsidiaries upon a liquidity event involving Comdata Inc., provided Ceridian HCM Holding achieves certain credit conditions. The transaction also established a replacement revolving credit facility of up to $130.0, which is able to be transitioned to a stand-alone facility of Ceridian HCM Holding and its subsidiaries upon a liquidity event involving Comdata Inc., provided Ceridian HCM Holding achieves certain credit conditions.

This transaction was accounted for as an extinguishment of debt, and therefore, the Company recognized a loss on extinguishment of $9.2 in interest expense for the nine-month period ended September 30, 2014.

Fair Value of Debt

The debt assumed by the Company does not trade in active markets. Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities and the limited trades of its debt, the fair value of the Company’s debt was estimated to be $2,453.2 and $2,407.4 at September 30, 2014 and December 31, 2013, respectively. The carrying value of the Company’s debt was $2,365.3 and $2,272.3 at September 30, 2014 and December 31, 2013, respectively.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

Maturities of Debt

The expected minimum mandatory maturities of the Company’s short-term and long-term debt are shown below:

Year Ending	Amount
2014	$130.0
2015	—
2016	—
2017	1,528.0
2018	—
Thereafter	720.0

$2,378.0

For the nine-month period ended September 30, 2014, the Company made a required prepayment of $21.2 on our Term Debt due to its 2013 excess cash flow, as defined by the credit agreement related to the Secured Credit Facility.

5.	Stock-Based Compensation

During the nine-month period ended September 30, 2014, the Company awarded restricted stock to employees under the Ceridian Holding LLC 2013 Comdata Inc. Stock Incentive Plan (“Comdata SIP”). The tables below detail the activity and assumptions used related to the performance-based option and term option grants.

Performance-Based Options

	Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2013	6,789,802	$3.52
Granted	513,992	$4.22
Forfeited or expired	(787,258)	$3.28

Options outstanding at September 30, 2014	6,516,536	$3.60

The weighted average assumptions used in estimating the value of the performance-based options are as follows:

Expected volatility	40%
Expected dividend rate	—
Risk-free interest rate	2.2%

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

At September 30, 2014, there was $10.6 of stock option compensation expense related to nonvested performance-based awards not yet recognized.

Term Options	Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2013	6,797,443	$3.52
Granted	513,992	$4.22
Forfeited or expired	(510,637)	$3.28

Options outstanding at September 30, 2014	6,800,798	$3.59

Vested and expected to vest at September 30, 2014	2,951,124	$3.27

The fair value of the term-based stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected life in years	7.00
Expected volatility	40%
Expected dividend rate	—
Risk-free interest rate	2.2%

At September 30, 2014, there was $5.0 of stock option compensation expense related to nonvested term-based awards not yet recognized, which is expected to be recognized over a weighted average period of 2.1 years.

As of September 30, 2014, there were 1,682,666 available for future grants under the Comdata SIP, including shares available as the result of the cancellation or termination of any prior awards.

The Company recorded stock compensation expense, with a corresponding entry to parent company deficit, of $1.2 and $0.8 for the nine months ended September 30, 2014 and 2013, respectively.

6.	Discontinued Operations

On September 7, 2011, the Company completed the sale of the assets comprising its receivable factoring business. As part of the agreement, the Company receives a share of the gross revenues from future factoring business generated from the client portfolio sold and recognizes this income as realized. The Company will continue to receive a share of the gross revenues generated from the portfolio sold as long as the customers remain in the portfolio. The continuing cash flows are contingent upon the generation of revenue of the sold portfolio of assets. There are no internal factors that affect the amount or timing of the contingent consideration. This contingent consideration is recorded as income from discontinued operations in the condensed consolidated financial statements in the period earned. Contingent consideration of $0.8 and $0.9 was recorded for the nine months ended September 30, 2014 and 2013, respectively. This contingent consideration, net of tax expense, is the only activity included within discontinued operations on the condensed consolidated statement of operations for the nine months ended September 30, 2014 and 2013. This business was included in the Company’s Fleet Services segment.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

7.	Income Taxes

Comdata files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With a few exceptions, the Company no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2010.

Comdata has assessed the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing net deferred tax assets not already identified as requiring a valuation allowance. On the basis of this evaluation, as of September 30, 2014 and December 31, 2013, the Company has recorded a valuation allowance against its domestic net deferred tax asset position. The amount of the DTA considered realizable, however, could be adjusted if the current significant objective negative evidence in the form of cumulative losses is no longer present and additional consideration may then be given to subjective positive evidence such as projections for growth.

As of September 30, 2014, the Company does not have any unrecognized tax benefits. It is possible that the amount of unrecognized tax benefits will change in the next 12 months; however, the amount of the change cannot be reasonably estimated. It is not expected that the change will have a significant impact on the results of operations or financial condition.

8.	Commitments and Contingencies

The Company is subject to claims and a number of judicial and administrative proceedings considered normal in the course of current and past operations, including employment-related disputes, contract disputes, disputes with competitors, intellectual property disputes, government audits and proceedings, customer disputes and tort claims. In some proceedings, the claimant seeks damages as well as other relief, which, if granted, would require substantial expenditures on the part of the Company.

Some of these matters raise difficult and complex factual and legal issues and are subject to many uncertainties, including the facts and circumstances of each particular action, and the jurisdiction, forum and law under which each action is proceeding. Because of these complexities, final disposition of some of these proceedings may not occur for several years. As such, the amount of possible future liabilities, if any, are not always able to be estimated.

There can be no certainty that the Company may not ultimately incur charges in excess of presently or established future financial accruals or insurance coverage. Although occasional adverse decisions (or settlements) may occur, it is management’s opinion that the final disposition of these proceedings will not, considering the merits of the claims and available resources or reserves and insurance, and based upon the facts and circumstances currently known, have a material adverse effect on the Company’s financial position or results of operations.

Pending Settlement of Class Action Truck Stop Litigation

In March and April 2007, six independent-truck stops located in several states filed nearly identical complaints in the United States District Court for the Eastern District of Pennsylvania against Ceridian and its wholly-owned subsidiary, Comdata, alleging anticompetitive conduct with respect to Comdata’s trucker fleet card and point-of-sale systems businesses in violation of Sections 1 and 2 of the Sherman Antitrust Act, which later were consolidated into a single action. The plaintiffs in the consolidated action sought certification of a class of independent truck stops and other retail fueling merchants and requested damages described by plaintiffs as the overcharges they and other members of the putative class paid to Comdata on certain payment card transactions, trebled, as well as pre-judgment and post-judgment interest, injunctive relief, and the costs of suit, including attorneys’ fees. In April 2009, the plaintiffs filed a motion for leave to amend their complaint to rejoin Ceridian to the case to add as defendants Pilot Corporation, Pilot Travel Centers, Love’s Travel Stops & Country Stores, Petro Stopping Centers (now owned by TravelCenters of America), and TravelCenters of America. While that motion was pending, the plaintiffs filed a separate action in the United States District Court for the Eastern District of Pennsylvania against those entities, which was consolidated in March 2010 with the pending case against Comdata.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

Because of the significant costs and uncertainties of this class action antitrust litigation, and based on the recommendation of outside counsel to Ceridian and Comdata, in December 2013, the Boards of Directors of Ceridian and Comdata authorized settlement of this litigation. Under the terms of a Memorandum of Understanding among plaintiffs, Ceridian and Comdata, signed on December 31, 2013, and a definitive Settlement Agreement, signed March 3, 2014, which was preliminarily approved by the court on March 17, 2014, we have agreed to make a one-time cash payment of $100.0 as part of a $130.0 global settlement with all other defendants, and to provide certain prospective relief with respect to specific provisions in its merchant agreements. Comdata recorded a $100.0 expense in December 2013 and deposited the $100.0 payment into escrow on March 24, 2014. The escrow deposit is included in restricted cash on the condensed consolidated balance sheet. The payment was funded through the use of available capacity on the accounts receivables facility. On April 14, 2014, notices and claim forms were sent to potential class members. Publication notice was made as well. Class members have until May 27, 2014, to object to the settlement or to opt out entirely. The fairness hearing is scheduled for July 14, 2014. If finally approved by the court, and provided that all other conditions to the settlement have been satisfied, the settlement agreement will provide Comdata and affiliated companies, including its parent, Ceridian, with a broad release of claims and will limit exposure to legal claims by merchants who do not timely exclude themselves from the settlement. If the settlement is not approved by the court, or if the other conditions to the settlement have not been satisfied or waived, the Company believes that the plaintiffs will recommence this litigation.

Merchant Class Litigation

In 2005, numerous U.S. merchant retailers filed suit against MasterCard, Visa, and several U.S. financial institutions alleging that Visa and MasterCard colluded directly and indirectly through banks issuing their credit cards to keep merchants from mitigating credit card costs. On July 13, 2012, the defendants agreed to a Memorandum of Understanding to settle the U.S. merchant class litigation. The parties then presented a proposed settlement agreement to the court for approval. On November 27, 2012, the court awarded preliminary approval of the settlement agreement and enjoined members of the settlement class from “challenging in any action…any matter covered by the Class Settlement Agreement or its release…provisions.” Later, that same day, the ten objecting plaintiffs filed a notice of appeal. One of the settlement terms provides that U.S. merchant class members will receive a 10 basis point reduction in credit interchange rates for eight months (“Interchange Rate Relief”). MasterCard began implementing the Interchange Rate Relief by withholding this amount from U.S. issuers of its credit cards on July 29, 2013. Another term of the settlement allows merchants, under defined circumstances, to charge a surcharge fee to cardholders. This term went into effect on January 27, 2013. Final approval of the settlement was entered by the court on December 13, 2013, and appeals from that order to the U.S. Court of Appeals for the Second Circuit have been filed by numerous merchants. No briefing schedule has been set yet.

Comdata is not a MasterCard issuer, but is a member service provider and has contractual relationships with MasterCard and with the issuing bank for the Comdata MasterCard products. As a member service provider, the Company does receive benefit of the gross interchange charged to merchants who accept the Comdata MasterCard, and therefore, the Interchange Rate Relief reduced the amount collected from July 29, 2013 to March 29, 2014. Neither Comdata, nor the Comdata issuing bank, were named defendants in the merchant class litigation.

Comdata has reviewed the settlement agreement, as well as the procedural posture of the litigation, in light of its status as a member service provider and its contractual relationships with MasterCard, the issuing bank and its customers to assess the level of potential liability specific to the proposed Interchange Rate Relief. The Company recorded $8.0 for the nine-month period ended September 30, 2012 in other operating expense in the accompanying condensed consolidated statements of operations and comprehensive loss due to its status as a member service provider.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

9.	Related-Party Transactions

The Company recorded $1.5 and $7.0 for the nine months ended September 30, 2014 and 2013, respectively, related to support services, payroll processing, and other human resource services. These amounts are reflected in selling, general, and administrative expense in the condensed consolidated statement of operations. The Company recorded $1.0 and $0.8 for the nine months ended September 30, 2014 and 2013, respectively, related to virtual payments and referral services. These amounts are reflected as a reduction to revenue in the accompanying condensed consolidated statement of operations.

Comdata recognized revenue of $0.4 and $0.3 for the nine months ended September 30, 2014 and 2013, respectively, related to virtual payment solutions provided to HCM Holding.

In the ordinary course of business, the Company provides payment solutions services to affiliates and related parties of Ceridian, THL Partners and FNFV, including certain companies in the THL Partners investment portfolio. The Company also has contracted with affiliates and related parties of THL Partners and FNFV (including Fidelity National Information Services, Inc.) on what the Company believes to be prevailing market terms to provide certain services, including call center outsourcing, customer service, and information technology services. The Company paid approximately $6.4 and $5.1 for the nine months ended September 30, 2014 and 2013, respectively, related to these services performed. These amounts are reflected in selling, general, and administrative expense in the accompanying condensed consolidated statement of operations and other comprehensive loss.

For the nine months ended September 30, 2014 and 2013, the Company recorded management fee expense in selling, general, and administrative expense of $1.9 and $1.8, respectively, related to these management agreements.

10.	Subsequent Events

On October 8, 2014, the court issued an order granting the plaintiff’s motion for the distribution of the settlement funds to those class members who submitted claims related to the truck stop litigation noted in Note 9 above. Funds were distributed from the escrow account recorded as restricted cash on the balance sheet as of September 30, 2014.

On November 14, 2014, the Company was acquired by FleetCor Technologies, Inc. (FleetCor) for a purchase price of $3,450.0. This amount was further adjusted by the acquired debt and net working capital, as defined in the merger agreement, at closing. The net consideration was $1,004.3, consisting of FleetCor stock. This amount is subject to a customary 90-day balance sheet review and true-up.

In connection with the transaction, the Term Debt, Revolving Credit Facility, Senior Notes, and Accounts Receivables Facility were repaid and extinguished on November 14, 2014. A call notice for the Senior Secured Notes was issued on November 14, 2014 and the notes were redeemed and fully extinguished on December 14, 2014 using funds that were placed into escrow by FleetCor on November 14, 2014 for the purpose of repaying the Senior Secured Notes. In addition to the full repayment of principal, the Senior Secured Notes also had unexpired, call protection, which resulted in the payment of $82.7 in additional debt breakage fees on December 14, 2014.

In connection with the transaction, the 2013 Comdata SIP was terminated on November 14, 2014. In lieu of converting the options into a new Fleetcor plan, the previous options were terminated and a cash bonus payment (the “Cash Option Consideration”) was made to each holder of the Comdata SIP options based upon a calculation determined by the original option exercise price and the effective price per common share on November 13, 2014. The cumulative amount of the Cash Option Consideration was calculated as $23.2 million. $19.9 of the Cash Option Consideration was paid post November 14, 2014, with the remainder to be paid subject to the 90-balance sheet review and true-up.

COMDATA INC.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions, except per share information)

Also, in connection with the transaction, the Company paid incremental bonuses (the “Success Bonus”) and a separate bonus (the “Comdata Management Bonus”), which were specific to and triggered by the closing of the sale transaction on November 14, 2014. Cumulatively, the amount of Success Bonus and the Comdata Management Bonus plans to be paid will be $10.3. $3.2 has already been paid, with the remainder to be paid upon the terms of each agreement.

Subsequent events have been evaluated through January 28, 2015, the date of this report.